EXHIBIT 99.1

      American River Bankshares Announces its Fourth Quarter Cash Dividend

Sacramento, CA, December 18, 2008 - American River Bankshares [NASDAQ-GS: AMRB] today announced its fourth quarter cash dividend of 14.3 cents per share payable on January 16, 2009 to shareholders of record on January 2, 2009.

The cash dividend is equal to the 15 cents declared in the third quarter of 2008, adjusted for the 5% stock dividend distributed today to shareholders on record on December 3, 2008.


About American River Bankshares
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call
(916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

Forward-Looking Statement
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the of Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.


Page 4 of Page 4